UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Company’s Certifying Accountants.

On July 29, 2009, NTS Mortgage Income Fund (the “Fund”) filed a Form 8-K (the “Original Form 8-K”) to report that on July 24, 2009, the Audit Committee of the Fund’s Board of Directors approved the dismissal of Ernst & Young LLP (“E & Y”) as the Fund’s independent certifying accountant.  The Fund wishes to clarify that E & Y’s report on the Fund’s consolidated financial statements for the two years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The report for the two years ended December 31, 2008 and 2007 states the Fund changed its basis of accounting on December 31, 2008 and for periods subsequent to December 31, 2008 from the going concern basis to a liquidation basis.  The Fund also wishes to clarify that E & Y’s report on the Fund’s consolidated financial statements for the two years ended December 31, 2007 and 2006 (the “E & Y’s 2007 Report”) did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles.  However, E & Y’s 2007 Report was qualified as to uncertainty regarding the Fund’s ability to continue as a going concern.  E & Y’s 2007 Report included the following explanatory paragraph:

“The accompanying financial statements have been prepared assuming the Fund will continue as a going concern.  As more fully described in Note 1, the Fund’s mortgage note payable is due May 1, 2008.  In addition, the Fund has declining revenues and recurring operating losses.  These conditions raise substantial doubt about the Funds ability to continue as a going concern.  Management’s plans in regard to these matters also are described in Note 1.  The 2007 financial statements do not include any adjustments to reflect the possible future effects of the recoverability of assets or the amounts of liabilities that may result from the outcome of this uncertainty.”

As reported in the Original Form 8-K, during the years ended December 31, 2008 and 2007, as well as the interim period preceding the dismissal, there were no disagreements or “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K between the Company and E & Y on any matters of accounting principles of practices, financial statement disclosure or auditing scope or procedure, which, if no resolved to the satisfaction of E & Y, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with their reports.

The Company has provided E & Y with a copy of the foregoing disclosures prior to the date of the filing of this report and has requested that E & Y furnish the Company with a new letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the above statements.  A copy of E & Y’s letter to the SEC, dated August 21, 2009, is filed as Exhibit 16 hereto.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	16.1	Letter of concurrence from E & Y to the Securities and Exchange Commission regarding changes in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	August 24, 2009